Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Cabaletta Bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	2019 Stock Option and Incentive Plan, Common Stock, $0.00001 par value per share	Other(2)	2,029,724 (3)	$1.57 (2)	$3,186,666.68	$0.00015310	$487.88

Total Offering Amounts							—

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$487.88

(1)

 In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock, $0.00001 par value per share (“Common Stock”).

(2)

 Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $1.57, the average of the high and low price of the registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 26, 2025.

(3)

 Consists of 2,029,724 additional shares issuable under the 2019 Stock Option and Incentive Plan (the “2019 Plan”), which represents the automatic annual increase to the number of shares available for issuance under the 2019 Plan effective as of January 1, 2025. Shares available for issuance under the 2019 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on October 29, 2019 (File No. 333-234367), March 30, 2020 (File No. 333-237484), March 16, 2021 (File No. 333-254342), March 17, 2022 (File No. 333-263637), March 16, 2023 (File No. 333-270595), August 10, 2023 (File No. 333-273863) and March 21, 2024 (333-278124).